Exhibit 10.24

JOINT VENTURE AND PRODUCTION AGREEMENT

This Agreement is entered into on the 17th day of August, 2004, by and between the following: Neon DVD Inc. a Nevada corporation (hereafter referred to as “Producer”), Public Media Works, Inc., a Delaware corporation (hereafter referred to as “Production Company”), and Familian Productions, LLC, a Nevada limited liability company (hereafter referred to as “Investor”) (each a “Party” and collectively the “Parties”).

ARTICLE I

GENERAL PROVISIONS

1.01         Business Purpose. The business of the Joint Venture shall be as follows: to create and exploit the “Property” tentatively titled “America’s Strip Search”, beginning with a “pilot” product for distribution and sale into the worldwide broadcast and media markets.

1.02         Term of the Agreement. This Joint Venture shall commence on the date first above written and shall continue in existence until terminated, liquidated, or dissolved by law or as hereinafter provided.

1.03.        Joint Venture and Formation.

a.                                       ENTITY FORMATION. Prior to Closing. The Parties shall form a new Nevada Limited Liability Company, named NFPMW, LLC, in accordance with the laws of Nevada and assisted by counsel licensed to practice law in Nevada, to develop and produce the Property (the new entity hereinafter referred to as the “Joint Venture”).

i.                                          Managers. The Producer shall be the managing member of the Joint Venture and shall designate administrative personnel to manage the Joint Venture (the “Managers”).

ii.                                       Operating Agreement. Within ten (10) days of the execution of this Agreement, the Parties shall retain counsel to form the Joint Venture, and shall have executed an operating agreement compatible with this Agreement on behalf of the Joint Venture (the “Operating Agreement”).

b                                         OWNERSHIP. The shares of ownership shall be Producer with fifty percent (50%), the Investor with twenty-five percent (25%) and Production Company with twenty-five percent (25%).

c.                                       POWER TO BIND. The Parties agree that, as promoters of the Joint Venture, and the expected sole owners of the Joint Venture, they expressly have the power to bind the Joint Venture to the obligations and duties set forth in this Agreement prior to the formation of the Joint Venture and subject to the Operating Agreement thereafter.

d.                                      INITIAL TASKS AFTER FORMATION. The Joint Venture shall, as soon as possible after formation, perform the following tasks:

i.                                          Prepare Budgets - Prepare detailed production and operations budgets subject to the Budget, as defined herein.

ii.                                       Establish Bank Accounts - Establish bank accounts for the Joint Venture.

e.                                       BUDGET APPROVALS. All proposed budgets shall require approval by the Parties.

f.                                         INDEPENDENT ENTITY. The Parties agree that the Joint Venture shall be an independent entity capable of binding itself to other agreements, including entering into television show production and distribution agreements.

g.                                      ADDITIONAL CAPITAL. If the capital contributions required by the Joint Venture from the Parties exceed seventy-five thousand dollars ($75,000), then the Parties may either (i) provide such additional capital as agreed to in writing by the Parties (the “Additional Investment Sum”), or (iii) raise funds through such other means or take such other actions as the Joint Venture may determine. Under no circumstances shall the Investor be liable for, or required to contribute to, any Additional Investment Sum without the specific written consent of the Investor.

ARTICLE II

GENERAL DEFINITIONS

The following comprise the general definitions of terms utilized in this Agreement:

2.01         Affiliate. An Affiliate of an entity is a person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such entity.

2.02         Capital Contribution(s). The capital contribution to the Joint Venture actually made by the parties, including property, cash and any additional capital contributions made.

2.03         Property. Property shall mean the concept, pilot episode and subsequent episodes of a reality-style television program about strippers, exotic dancers, topless dancers or professional erotic dancers, tentatively set in Las Vegas and tentatively titled “America’s Strip Search”.

2.04         Profits and Losses. Any income or loss of the Joint Venture for federal income tax purposes determined by the Joint Venture’s fiscal year, including, without limitation, each item of Joint Venture income, gain, loss or deduction.

2.05 Territory. Territory shall mean the Universe.

ARTICLE III

OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT

3.01         That Producer will act as the managing entity of the Joint Venture, and assist in the exploitation of the Property in the worldwide broadcast and media markets.

3.02         That the Production Company will have the exclusive right and obligation to provide production services necessary for the production of the pilot episode, air time of approximately thirty (30) minutes, and subsequent episodes according to the terms herein and as may be further described in the Operating Agreement, and assist in the exploitation of the Property in the worldwide broadcast and media markets. Production Company shall have the exclusive right and obligation to approve changes regarding materials, actors, personnel, vendors (other than the vendor referenced in Section 10.08), and make general “day-to-day” production decisions, which it may assign to third parties and its Affiliates as necessary to produce the Property.

3.03         That Investor will advance the Joint Venture a Capital Contribution of SEVENTY-FIVE THOUSAND DOLLARS ($75,000.00) (the “Investment”) which shall be used to produce the initial pilot episode and pay the associated start-up costs of the Joint Venture.

ARTICLE IV

ALLOCATIONS

4.01         Profits and Losses. Except as specifically provided for herein, commencing on the date this Agreement is executed, and ending on the termination of the business of the Joint Venture, all profits, losses and other allocations to the Joint Venture shall be allocated as follows at the conclusion of each fiscal year:

Producer: Fifty percent (50%)

Production Company: Twenty-five percent (25%)

Investor: Twenty-five percent (25%)

4.02         The allocated percentages above shall be construed to equal a respective equity ownership of the Joint Venture and Property by each Party to this Agreement. These ownership rights include all rights now or hereafter known, but are not limited to, the copyright and all rights of copyright; trademarks or tradenames; and any and all other ownership and exploitation rights now or hereafter recognized in any Territory, including all rental, lending, fixation, reproduction, broadcasting, distribution, spin-offs and syndication and all other rights of communication by any and all means, media devices, processes and technology, now known or later created.

4.03         Repayment of Investment. Prior to any distribution of profits to Producer as set forth in Section 4.01, the Joint Venture shall reimburse Investor for the value of the Investment. Such reimbursement shall begin within thirty (30) days of the end of the first calendar month in which the Joint Venture receives income from, related to, or arising out of the of the Product or licensing the Product. The allocation of profits to Producer set forth in Section 4.01 shall only occur after the full value of the Investment has been paid to the Investor.

ARTICLE V

RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT

5.01         Business of the Joint Venture.

5.02         Except as specifically provided for herein, Producer shall have full, exclusive and complete authority and discretion in the management and control of the business of the Joint Venture for the purposes herein stated and shall make all decisions affecting the business of the Joint Venture. As such, any action taken shall constitute the act of, and serve to bind, the Joint Venture. Producer shall require prior written consent from the Production Company for any extraordinary expenses paid or incurred by the Producer, and shall not be permitted to bind the Joint Venture pursuant to Article VIII hereto.

5.03         The Production Company shall manage and control the productions of the Joint Venture to the best of its ability and shall use its best efforts to carry out the business of the Joint Venture, and produce the episodes in a professional manner with regards to industry standards. As such, any action taken shall constitute the act of, and serve to bind, the Joint Venture. Production Company shall require prior written consent from the Producer for any extraordinary expenses paid or incurred by the Production Company, and shall not be permitted to bind the Joint Venture pursuant to Article VIII hereto.

5.04         Investor shall not participate in or have any control over the Joint Venture business nor shall it have any authority or right to act for or bind the Joint Venture. The Investor shall not be obligated to contribute any funds exceeding the Investment. Subject to Article VIII herein, the Investor shall not be liable for the debts, obligations, encumbrances or acts of the Joint Venture beyond the amount of the Investor’s Capital Contribution and any Additional Investment Sums paid by the investor to the Joint Venture, or as may be expressly agreed by mutual written consent of the Parties.

5.05         The Parties warrant that each is free or has obtained written permission to enter into and perform the Agreement, and they are not under any restriction or obligation which will impair their full performance hereunder, or impair Joint Venture’s full enjoyment of its rights hereunder. Without limiting the foregoing, each of the Parties specifically warrants and represents that none of the Parties, nor any other person rendering services in connection with the production of the Property, is or will be a party to a contract which would in any way impair the rights of the Joint Venture. All episodes produced shall be free of all liens and encumbrances, and there will be no claims, demands or actions pending or threatened with respect thereto, other than such liens, encumbrances, claims, demands or actions arising from Joint Venture’s acts or omissions. Neither any name(s) used by the Parties hereunder, the Property, any other matters or materials supplied by Parties hereunder, nor any exploitation or use of any of the foregoing, will knowingly violate or infringe upon and civil, personal or proprietary right of any person, including, but not limited to: trademarks, trade names, copyrights, rights of privacy and publicity; and all credit and title information provided by Parties hereunder upon delivery of each episode shall be accurate and complete. The Parties agree to be bound by the applicable terms and conditions of any distribution, licensing, exploitation or similar agreement that Joint Venture enters into with a third party regarding the Property.

5.06         The Joint Venture shall take all necessary steps to be the sole owner of, and to register, protect and maintain any and all copyright, trademark, trade dress and other intellectual property right in the Property. All contributions to the Property by the Parties herein and third parties shall be deemed as “works for hire” commissioned by the Joint Venture.  To the extent that any contributions to the Property by the Parties herein and third parties are not deemed to be “works for hire” commissioned by the Joint Venture, then such contributions shall be deemed assigned, transferred and conveyed in their entirety to the Joint Venture. The Joint Venture and the Parties will take all necessary steps to insure that all written agreements to this effect are entered into by third parties. The Joint Venture shall secure from third parties that provide any contribution to the Product, all copyrights, distribution rights, and rights of publicity required to develop, produce and market the Product and shall secure rights to permit the broadcast and distribution of the Product.

5.07         The Joint Venture shall obtain rights of publicity releases from any performers, entertainers and dancers that appear in the Product. The Joint Venture shall also comply with all federal, state and local regulations regarding the filming, production and broadcast of the Product, including, but not limited to, complying with the requirements of 18 U.S.C. §2257.

5.08         The Parties represent and warrant that there are no pending or threatened legal actions which may impact the ability of any Party to conduct its obligations pursuant to the Joint Venture and/or this Agreement.

ARTICLE VI

AGREEMENTS WITH THIRD PARTIES AMD WITH AFFILIATES

OF THE PARTIES TO THIS AGREEMENT

6.01         Validity of Transactions. Affiliates of the Parties to this Agreement may be engaged to perform services for the Joint Venture. The validity of any transaction, agreement or payment involving the Joint Venture and any Affiliates of the Parties to this Agreement otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between them and such Affiliates or the approval of said transactions, agreement or payment. All agreements entered into pursuant to this Section 6.01 shall be entered into on terms consistent with a competitive or “arms-length” transaction.

6.02         Other Business of the Parties to this Agreement. The Parties to this Agreement and their respective Affiliates may have interests in businesses other than the Joint Venture business. The Joint Venture shall not have the right to the income or proceeds derived from such other business interests and, even if they are competitive with the Partnership business, such business interests shall not automatically be deemed wrongful or improper. Nothing in this Agreement shall permit the Parties to pursue the development, production or commercialization of similar concepts to the Property (including concepts related to strippers, exotic dancers, or topless Las Vegas reviews and shows) without the expressed written consent of the Parties.

ARTICLE VII

PAYMENT OF EXPENSES

7.01         All budgeted expenses of the Joint Venture have been approved by the Parties and are attached hereto as Exhibit A (the “Budget”). The Budget shall be fully funded by the Investment, and shall be paid to Producer by Investor. Such investment shall be subsequently distributed to the Production Company or third parties as necessary.

7.02         All production costs which, in the aggregate, amount to a sum equal to or less than ten percent (10%) of the total Budget for the Property, as defined in Section 7.01 hereto (the “Allowed Overage”), shall be the sole responsibility of the Production Company, which may be paid by the Production Company through its separate funds or by a completion bond or insurance policy that the Production Company may purchase at its own expense. In the event that the Production Company purchases a completion bond or insurance policy, the other Parties shall comply with all reasonable requests by the Production Company in the procurement of such bond or policy. All Allowed Overage costs and expenses made by the Production Company shall not be reimbursed to the Production Company by the Joint Venture or any parties to the Joint Venture. Should the Production Company reasonably believe that production costs will exceed the Allowed Overage; the Production Company shall provide prompt notice to all Parties indicating such cost increase. Should production costs exceed the Allowed Overage, the obligations of the Production Company pursuant to this Agreement shall cease unless and until all Parties provide a method for addressing and funding such additional costs and expenses, over and above the Allowed Overage, including but not limited to contributions of Additional Investment Sums by the Parties, and such method, for which all Parties shall provide written consent, shall be addended to this Agreement and shall become a part thereof.

7.03         The budget for the production of the pilot episode shall be SEVENTY-FIVE THOUSAND DOLLARS ($75,000). Upon execution of this document, the Production Company shall receive TWENTY THOUSAND DOLLARS ($20,000) as an advance, to be used to begin the production of the pilot episode. Production of the pilot episode shall commence within thirty (30) days of the execution of this Agreement.

7.04         The balance of the budget (FIFTY-FIVE THOUSAND DOLLARS ($55,000)) for the production of the pilot episode shall be advanced in full by the Investor to the Producer, and placed in a trust account established by the Producer, which shall be administered by the Producer for the benefit of the Joint Venture. Progress payments for the production will be paid by the Producer to the Production Company, or third parties, as required to conduct the business of the Joint Venture. This is to include ail items listed in the Budget, as well as additional items including but not limited to payments to outside vendors, equipment suppliers, talent, labor, unions, permits, and insurance premiums. Payment requests shall be made to the Producer and be accompanied by a Purchase Order, with payment to be made within five (5) days of request.

ARTICLE VIII

INDEMNIFICATION OF THE PARTIES TO THIS AGREEMENT

8.01         No Party to this Agreement shall have liability to any other Party to this Agreement for any loss suffered which arises out of any action or inaction if such action or omission was not conducted in bad faith nor may be deemed negligent and/or misconduct. Each Party shall fully indemnify every other Party and its Affiliates for any loss, damage, costs and expenses incurred in the settlement and/or defense of any threatened or pending claims resulting from the action or omission of any other Party in connection with the Joint Venture. Each Party shall fully indemnify every other Party and its Affiliates for any loss, damage, costs and expenses incurred in the settlement and/or defense of any threatened or pending claims resulting from acts or omissions committed by such Party prior to, during or after the term of the Joint Venture which may be outside the purview of the Joint Venture and/or this Agreement for which any of the other Parties to this Agreement and/ or its Affiliates may become liable.

8.02         The Parties agree to fully and effectively indemnify and hold each other and their parent(s), subsidiaries, Affiliates, divisions, successors, assigns, officers, directors, and employees harmless from and against any claims, liability, damage, cost or expense (including all costs and reasonable attorney’s fees and accountant’s fees) occasioned by or arising out of any claim, demand or action, breach or alleged breach which is inconsistent with any warranty, representation, agreement or grant of rights made or assumed by the Parties in this Agreement. The Parties agree to pay and/or reimburse each other on demand any amount for which a Party may be responsible under the foregoing indemnity.

8.03         The Parties agree to give each other prompt and timely notice of any claim, demand or action to which the foregoing indemnity applies, and each may participate in the defense of same at their sole expense, through counsel of their choice, provided that the final control and disposition of same (by settlement, compromise or otherwise) shall remain with the original Party to the claim, action, etc. The Parties shall cooperate fully with any Party subject to this Article VIII, and shall cooperate fully with the Joint Venture in any controversy which may arise with third parties, or litigation which may be brought by third parties concerning this Agreement or any of the Joint Venture’s rights hereunder. Without limiting any of the Joint Venture’s other rights or remedies, upon the making or filing of any claim, demand or action subject hereto, the indemnified Parties may require that the Joint Venture withhold sums payable to the indemnifying Party under this Agreement or any other agreement between the Parties hereto, in whole or in part, in an amount reasonably related to the potential liability, plus costs and reasonable attorney’s fees, for up to two (2) years from the date said sums were due and payable to the respective Party, such sums to be used solely to offset costs and expenses incurred by any other Party for which such Party is permitted indemnification and/or contribution pursuant to this Article VIII. The indemnifying Party may post a bond, with terms and amount approved by Joint Venture, as security for payment of monies subject to withholding.

ARTICLE IX

DISSOLUTION

9.01         Events of the Parties. The Joint Venture shall be dissolved upon the happening of any of the following events:

(a)     The filing of a petition pursuant to a Chapter of the Federal Bankruptcy Act, withdrawal, removal or insolvency of any of the Parties.

(b)     The sale or other disposition, not including an exchange of all, or substantially all, of the Joint Venture assets. Such sale shall not be conducted without the prior written consent of all Parties.

(c)     Mutual written agreement of the Parties.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.01       Accounting. The Joint Venture shall keep adequate books and records at its place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Joint Venture. Each Party shall have the right to audit Joint Venture’s books and records. Such audit shall only be conducted after receipt by the Joint Venture of written notice at least ten (10) days prior to the date of such audit; shall be commenced at a mutually convenient time and place; and shall be conducted at Party’s sole cost and expense by an independent certified public accountant designated by Party, but not if the designated accountant or accounting firm has begun an examination of Joint Venture’s books and records for any person other than said Party, unless the examination has been concluded and any applicable audit issues have been resolved.

10.02       Validity. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

10.03       Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the Parties hereto with respect to the subject matter herein, and there are no agreements, understandings, restrictions or warranties among the Parties other than those set forth herein.

10.04       Headings. The headings, titles and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision.

10.05       Notices. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the Parties at their respective addresses set forth in this Agreement or at such other addresses as may be subsequently specified by written notice.

Notices shall be sent to:

Producer

Neon DVD

1412 S. Jones Blvd.

Las Vegas, NV 89146

(702) 312-6333

Attn: Rich Newman

Copy to:

Dempsey, Roberts & Smith, Ltd.

520 S. Fourth St.

Suite 360

Las Vegas, NV 89101

(702) 388-1216

Attn: Vincent Kostiw, Esq.

Production Company

Public Media Works, Inc.

14759 Oxnard St.

Van Nuys, CA 91411

(818) 904-9029

Attn: Shaun Edwardes

Copy to:

Law Offices of Alexandra C. Wortsman

P.O. Box 93582

Pasadena, CA 91109

Attn: Alexandra Wortsman

Investor

Bruce Familian

Familian Productions, LLC

4534 W Hacienda Ave

Las Vegas, NV 89118

Copy to:

Lionel Sawyer & Collins

300 South 4th Street, #1700

Las Vegas, NV 89101

Attn: Mark Lemmons, Esq.

10.6         Applicable Law and Venue. This Agreement shall be construed and enforced under the laws of the State of Nevada. Each Party hereto submits to the exclusive jurisdiction of the District Courts of the State of Nevada and the United States District Court for the District of Nevada, each as located in Las Vegas, Nevada, for the enforcement of this Agreement or arbitration awards related to this Agreement, and agrees to service of process by overnight mail.

10.7         Any controversy or claim entering into this Agreement or breach thereof, unless otherwise settled by agreement of the Parties, will be settled by binding arbitration in accordance with the Commercial Arbitration rules of the American Arbitration Association, and judgment on the arbitrator’s award may be entered in any court having jurisdiction thereof,

10.8         After the production of the pilot, Production Company reserves the right, but not the obligation, to use the editing equipment owned by Neon DVD, Inc. and/or DVE/DAVE Inc., for post production services relating to the Property subject to availability of such equipment. This use shall not affect either the equity position or the creative control of the program by Production Company.

10.9         Other Instruments. The Parties hereto covenant and agree that they will execute each such other and further instruments and documents as are or may become reasonably necessary or convenient to effectuate and carry out the purposes of this Agreement.

10.10       Incapacity/Force Majeure. In the event that the Parties do not perform by reason of illness or other incapacity, or if the production is prevented, rendered impossible or materially frustrated by any act, requirement or regulation or action of any public authority or bureau, strike, lockout or labor difficulty, emergency, act of God. act of terrorism, flood, fire, civil tumult, effects of energy use restrictions, absence of power or other essential services, failure of technical facilities, failure or delay of transportation facilities, or any other cause beyond the Parties’ reasonable control, then there shall be no claim for damages by any Party to this Agreement, and each Party’s obligations interfered with by such cause, shall be temporarily waived.

10.11       Right to Injunctive Relief. Each Party acknowledges that the services to be rendered hereunder and the rights and privileges granted hereunder are of a special, unique, extraordinary and intellectual character which gives them a particular value, the loss of which cannot be adequately compensated in damages in an action of law, and the breach by any Party hereto of any of the material provisions herein will cause irreparable injury and damage.

10.12       Chance to Cure. If any Party has materially breached this Agreement, any other Party to this Agreement shall so notify the breaching Party in writing, specifying the nature of the breach. The breaching Party shall then have ten (10) business days in which to take action to correct the breach. If the breach is not fully cured within a reasonable time period, any other Party to this Agreement may terminate the Agreement by providing the other Parties with written notice of termination.

10.13       Amendments, Waiver. Except as expressly otherwise provided herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the Parties to this Agreement. No waiver of any breach of any term, provision or agreement herein contained, or of the performance of same, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each Party claimed to have given or consented to such waiver and each Party affected by such waiver.

10.14       Remedies Cumulative. The remedies of each Party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

10.15       Assignment and Delegation; Successors and Assigns. Except as specifically provided in this Agreement, no Party may sell, license, transfer or assign (by operation of law or otherwise) any of such Party’s rights or interests in this Agreement or delegate such Party’s duties or obligations under this Agreement, in whole or in part, without the prior written consent of the other Parties, which consent may be withheld in each such other Party’s discretion.  Subject to the foregoing, all of the representations, warranties, covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each Party and such Party’s respective successors and permitted assigns.

10.16       Neutral Interpretation and Representation. Each Party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the Parties, at arms length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms without favor to any Party. The Parties and their respective counsel have reviewed this Agreement, and the normal rule of construction to the effect that any ambiguities in this Agreement are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

10.17       Independent Parties, The Parties are independent contractors. No partnership or joint venture beyond ownership in the Joint Venture is intended to be created by this Agreement, nor any principal agent or employer-employee relationship. Neither Party has, and neither Party shall attempt to assert, the authority to make commitments for or to bind any other Party to any obligation.

10.18       Counterparts. This agreement may be executed in any number of counterparts, each of which shall be considered an original, but ail of which counterparts shall be deemed to be one and the same document. The Parties may execute this agreement by signatures obtained through facsimile and those signatures may be relied upon by any other Party as valid as if they were signed in the presence of the other Party.

The Parties hereto have executed this Agreement as of the day and year first above written.

Producer

/s/ RICH NEWMAN
By: RICH NEWMAN
Title: Producer

Production Company

/s/ THOMAS A. SZABO
By: THOMAS A. SZABO
Title: CEO

Investor

/s/ BRUCE FAMILIAN
By: BRUCE FAMILIAN, Managing Director Familian Productions, LLC

strip budget

STROM MAGALLON ENTERTAINMENT
15301 VENTURA BLVD., STE 470
SHERMAN OAKS CALIFORNIA 91403
818/380-8128

BID DATE: 7/20/04
PRODUCER: /PUBLIC MEDIA WORKS/STROM MAGALLON ENT.
DIRECTOR: Doug Magallon/Mike Cevallas
PRODUCTION CONTACT: Doug Magallon/Mike Cevallos
SET DESIGNER: TBD
EDITOR: TBD

NUMBER OF PRE-PRO DAYS: 8
NUMBER OF LOCATION DAYS: 2
LOCATION SITES: Las Vegas
Film Format: Video

Pilot for reality based show

		ESTIMATED	ACTUAL
SUMMARY OF ESTIMATED COSTS:

1) PRE-PRO AND WRAP:	TOTAL A &. C:	6.018

2) SHOOTING CREW:	TOTAL B:	16,137

3) LOCATION AND TRAVEL	TOTAL D:	6.750

4) PROPS, WARDROBE AND ANIMALS	TOTAL E:	2,300

5) STUDIO, SET DESIGN AND CONSTRUCTION	TOTAL F, G, & H:	0

6) EQUIPMENT COSTS	TOTAL I:	8,850

7) FILM STOCK DEVELOPMENT AND PRINT	TOTAL J:	300

8) MISCELLANEOUS COSTS	TOTAL K:	2,450

	SUB TOTAL A to K	42,805

DIRECTOR/CREATIVE FEES		20,000

INSURANCE		1,070

	SUB TOTAL:	63,875

PRODUCTION MARK UP @ 0%		0

POST PRODUCTION		8,100

TALENT/EXTRAS		4,000

	GRAND TOTAL:	75,975
This is a firm bid.

1

A.            RE - PROD/ WRAP

		DAYS	RATE	ESTIMATE	ACTUAL
	CREW LABOR
1)	PRODUCER	5	400	2,000
2)	ASST. DIR	1	450	450
3)	DIR/DIR OF PHOTOS	1	750	750
4)	CAMERA OPERATOR		600	0
5)	CAMERA OPERATOR		250	0
6)	ART DIRECTOR		400	0
7)	PROP MASTER		350	0
8)	PROP ASST		250	0
9)	RIGGER		650	0
10)	RIGGER ASST		450	0
11)	GAFFER	1	250	250
12)	SWING		475	0
13)	3rd ELECTRIC		400	0
14)	4th ELECTRIC		400	0
15)				0
16)	KEY GRIP	1	250	250
17)	2nd GRIP		475	0
18)	3rd GRIP		400	0
19)	DRIVER/SWING		400	0
20)	MIXER		450	0
21)	BOOM		375	0
22)	RECORDIST		400	0
23)	PLAYBACK		375	0
24)	HAIR/MAKEUP		450	0
25)	HAIR		500	0
26)	WARDROBE STYLIS	3	300	900
27)	WARD ATTENDANT		275	0
28)	SCRIPT SUPERVISOR		425	0
29)	HOME ECONOMIST		550	0
30)	HOME ECON ASST		400	0
31)	VTR		475	0
32)	EFX PERSON		400	0
33)	SCENIC		375	0
34)	TELEPROMPTER		375	0
35)	GENERATOR OP		375	0
36)	CHOREOGRAPHER		650	0
37)	2ND AD		400	0
38)	PRODUCTION COORD.		500	0
39)	PROD. MANAGER		500	0
40)	KEY PA	4	125	500
41)	PA		150	0
42)	PA		150	0
43)	FIREMAN		100	0
44)	RANGER		300	0
45)	WELFARE WORKER		235	0
46)	TEAMSTER		375	0
47)	PA UTILITY		150	0
48)	PA UTILITY		150	0
49)	CRAFT SERVICES		250	0
50)	2nd A.C./LOADER		350	0
		Stotal A:		5,100
		PT/P&W		918
		TOT A:		6,018

B.PRE-LIGHT/SHOOT

	DAYS	RATE	ESTIMATED	ACTUAL
51)	2.0	400	800
52)	2.0	450	900
53)	2.0	750	1,500
54)	1.0	450	450
55)	1	450	450
56)		400	0
57)		350	0
58)		250	0
59)		650	0
60)		450	0
61)	2	500	1,000
62)	2	450	900
63)		475	0
64)		500	0
65)			0
66)	2	500	1,000
67)	2	450	900
68)		500	0
69)		500	0
70)	2.0	350	700
71)	1.0	250	250
72)		450	0
73)		475	0
74)	2	500	1,000
75)			0
76)	2.0	300	600
77)	1.0	275	275
78)		450	0
79)		550	0
80)		400	0
81)	2	250	500
82)		400	0
83)		375	0
84)		375	0
85)		375	0
86)		650	0
87)	2.0	400	800
88)		500	0
89)		250	0
90)	2.0	125	250
91)	2	125	250
92)	2	125	250
93)	2.0	450	900
94)		300	0
95)		400	0
96)		375	0
97)		150	0
98)		150	0
99)		200	0
100)		300	0
		Stotal B:	13,675
		PT/P&W	2,462
		TOT B:	16,137

2

	ESTIMATED	ACTUAL
C: PRE-PRO & WRAP MATERIAL
101) AUTO RENTALS
102) AIR FARES, TRAVEL COST: SCOUT	0
103) PER DIEMS: SCOUT	0
104) STILL CAMERA RENTAL AND FILM INCLUDING PRINT FILM AND PROCESSING
105) MESSENGERS
106) MILEAGE/TRUCKING
107) DELIVERIES & TAXIS
108) HOME ECONOMIST SUPPLIES
109) CAST LOS ANGELES
110) CASTING: PREP 1CAST1 CBACK 1	1,000
111) CASTING FACILITIES	500
112) WORKING MEALS	500
113) CASTING POLAROIDS/TAPES	265
SUB TOTAL C:

	ESTIMATED	ACTUAL
D: LOCATION EXPENSES
114) LOCATION FEE
115) PERMITS
116) PARKING
117) BUS RENTALS
118) DRESSING ROOM VEHICLES
119) PARKING, TOLLS AND GAS	500
120) PRINT LOCATION
121) OTHER VEHICLES -
122) OTHER VEHICLES
123) CUSTOMS
124) AIR FARE: 5 CREW MEMBERS	1,000
125) HOTELS 5 CREW MEMBERS 3 NIGHTS	2,250

127) PER DIEM: 5 CREW MEMBERS 100 X 3 X 5	1.500
128) HOTEL FOR CREW
129) PER DIEMS
130) BREAKFAST	500
131) LUNCH	1,000
132) DINNER
133) GUARDS - NIGHT SECURITY
134) LIMOUSINES (Celebrity Services)
135) CABS AND OTHER TRANSPORTATION
136) KIT RENTAL
137) ARTWORK
138) GRATUITIES
139) HOTEL ROOM/NIGHTS
SUB TOTAL D:	6,750	0

	ESTIMATED	ACTUAL
E: PROPS, WARDROBE & ANIMALS
140) PROP RENTAL	500
141) PROP PURCHASE
142) TRUCKING
143) SUPPLEMENTAL WARDROBE PURCHASE/CREATED 6OUTFITS @ 300 PER	1,800
144) PRINT WARDROBE
145) ANIMALS AND HANDLERS
146) WIGS AND MUSTACHES
147) COLOR CORRECTION
148) GREEN SCREEN SUIT ALTS
149) SPECIAL TREE
SUB TOTAL	2,300	0

3

	ESTIMATED	ACTUAL
F: STUDIO RENTAL & EXPENSES - STAGE
150) RENTAL FOR BUILD DAYS - 3 DAY BUILD
151) RENTAL FOR BUILD O.T. HOURS
152) RENTAL FOR PRE-LIGHT DAYS
153) RENTAL FOR PRE-LIGHT O.T. HOURS
154) RENTAL FOR SHOOT DAYS
155) RENTAL FOR SHOOT O.T. HOURS
156) RENTAL FOR STRIKE DAYS
157) RENTAL FOR STRIKE O.T. HOURS
158) GENERATOR & OPERATOR
159) SET GUARDS
160) TOTAL POWER CHARGE AND BULBS
161) MISC STUDIO CHARGES (Cartage, Phone, Coffee)
162) MEALS FOR CREW AND TALENT: BREAKFAST
163) MEALS FOR CREW AND TALENT: LUNCH
164) MEALS FOR CREW AND TALENT: DINNER
165)
166)
SUB TOTAL F:	0	0

	ESTIMATED	ACTUAL
G. SET CONSTRUCTION (CREW FOR BUILD, PRE-LIGHT AND STRIKE)
167) SET DESIGNER
168) CARPENTERS
169) GRIPS
170) OUTSIDE PROPS
171) INSIDE PROPS
172) SCENIC ARTISTS
173) ELECTRICIANS
174) TEAMSTERS
175) DRIVERS
176) STRIKE CREW
177) PA
178) PA
179) PA
180)
SUB TOTAL 6:	0	0

	ESTIMATED	ACTUAL
H: SET CONSTRUCTION MATERIALS
181) PROPS (SET DRESSING PURCHASE)
182) PROPS (SET DRESSINS RENTAL)
183) LUMBER
184) PAINT
185) HARDWARE
186) SPECIAL EFFECTS
187) SPECIAL OUTSIDE CONSTRUCTION/ CHRISTMAS SET AND TREE
188) TRUCKING
189) MESSENGERS/DELIVERIES
190) KIT RENTAL
191)
192)
SUB TOTAL H:	0	0

4

	ESTIMATED	ACTUAL
I: EQUIPMENT RENTAL	4,000
193) CAMERA RENTAL AND SOUND RENTAL 3 24 P CAMERA
194) SOUND RENTAL: 2 DAYS	600
195) LIGHTING RENTAL: 2 DAYS LIGHTEN PACKAGE	1,000
196) GRIP RENTAL: 2 DAYS	750
197) GENERATOR RENTAL
198) CRANE/CHERRY PICKER RENTAL/HOT HEAD	750
199) VTR RENTAL	500
200) WALIKE TALKIES/BULL HORNS/COMM.	450
201) DOLLY RENTAL 2 DAYS	300
202) CAMERA CAR WITH CRANE, INCLUDING TRAVEL
203) HELICOPTER
204) PRODUCTION SUPPLIES	500
205) SPECIAL CAMERA
206) SPECIAL RIGGING
207) STABILIZING RIG FOR OVERHEAD SHOT
208) PHOTOSONIC LIGHTS
209) WATER TRUCK
210) “ANIMOTION” SYSTEM
SUB TOTAL I:	8,850	0

	ESTIMATED	ACTUAL
J: FILM STOCK DEVELOPMENT AND PRINT
211) PURCHASE OF RAW STOCK 6,000 FT	300
212) PROCESSING FOOTAGE AMOUNT 6,000 ft
213) VIDEO DAILIES ON BETA DAY 1 & 2
214) SOUND TRANSFERS
215) SYNC/SCREEN DAILIES
216) NEGATIVE PREPARATION
SUB TOTAL J:		0

	ESTIMATED	ACTUAL
K: MISCELLANEOUS COSTS
217) PETTY CASH	500
218) AIR SHIPPING/SPECIAL CARRIERS	450
219) PHONES AND CABLES	500
220) ACCOUNTABLE CASH EXPENDITURES UNDER $15 EACH
221) EXTERNAL BILLING COSTS (Computer Accounting, Etc.)
222) SPECIAL INSURANCE
223) LEGAL FEES	1,000
224) TELECOMMUNICATIONS
225)
226)
SUB TOTAL K:	2,450	0

	ESTIMATED	ACTUAL
L: DIRECTOR/CREATIVE/EDITORIAL FEES
227) PRE-LIGHT
228) PREP
229) SHOOT: 2 DAYS	20,000
230) EFFECTS
231) POST
232) TRAVEL
233)
SUB TOTAL L:	20,000	0

5

	NUMBER	RATE	DAYS	TRAVEL	O.T.	ESTIMATED	ACTUAL
M: TALENT
234) ON CAMERA PRINCIPAL HOST	1	1,000	1			1,000
235) ON CAMERA PRINCIPAL JUDGES	3	500	1			1,500
236) PRINT						0
237) ON CAMERA PRINCIPAL 1- 10	5	300	1			1,500
238) ON CAMERA PRINCIPAL						0
239) ON CAMERA PRINCIPAL						0
240) ON CAMERA PRINCIPAL						0
241) ON CAMERA PRINCIPAL						0
242) ON CAMERA PRINCIPAL						0
243) ON CAMERA PRINCIPAL						0
244)						0
245)						0
246)						0
247) GENERAL EXTRAS						0
248) GENERAL EXTRAS						0
249) GENERAL EXTRAS						0
250) GENERAL EXTRAS						0
251) GENERAL EXTRAS						0
252) GENERAL EXTRAS						0
253)						0
254)						0
255)						0
256) HAND MODEL						0
257) HAND MODEL						0
258)						0
259) VOICE OVER						0
260) FITTING FEES: SAG/AFTRA						0
261) FITTING FEES: SAG/AFTRA						0
262)						0
263) AUDITION FEES: SAG/AFTRA						0
264)						0
265) AGENCY FEES						0
SUB TOTAL						4,000
266) PAYROLL & P&W TAXES
267) WARDROBE ALLOWANCE
268)
269) OTHER
270) MARK-UP
:					S TOT M	4,000	0

	HOURS	$ PER DAY	$ FARE		ESTIMATED	ACTUAL
N: POST PRODUCTION
271) OFFLINE	100	45				4,500
272) ONLINE	10	75				750
273) GRAPHIC DESIGN - FLAME	20	45				900
274) TELECINE
275) AUDIO RECORDING/MIX	25	40				1,000
276) ORIGINAL MUSIC	1	1,000				1.000
				S TOT N:		8.150

6